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                       FIRST AMENDMENT TO TRUST AGREEMENT
                                   [NW 1996 D]

                 This FIRST AMENDMENT TO TRUST AGREEMENT [NW 1996 D], dated as of June 12, 1996, between [____________], a [__________] corporation (the "OWNER
PARTICIPANT"), and FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "FSBU") and otherwise not in its individual capacity but solely as trustee hereunder (herein in such capacity with its permitted successors and assigns called the "OWNER TRUSTEE");

                 Except as otherwise defined in this Amendment, the terms used herein in capitalized form shall have the meanings attributed thereto in the Trust Agreement (as defined below);

                              W I T N E S S E T H:

                 WHEREAS, Northwest Airlines, Inc. (the "LESSEE"), the Owner Participant, the Owner Trustee, [____________________], as the loan participants (collectively, the "ORIGINAL LOAN PARTICIPANTS") and State Street Bank and Trust Company, as Indenture Trustee (the "INDENTURE TRUSTEE") entered into the Participation Agreement [NW 1996 D], dated as of April 29, 1996 (the "ORIGINAL PARTICIPATION AGREEMENT"), providing for the sale and lease of one Boeing 757-251 aircraft (the "AIRCRAFT");

                 WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Participant and the Owner Trustee entered into the Trust Agreement [NW 1996 D], dated as of April 29, 1996 (the "ORIGINAL TRUST AGREEMENT"), pursuant to which the Owner Trustee agreed, among other things, to hold the Trust Estate defined in Section 1.01 thereof for the benefit of the Owner Participant thereunder;

                 WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and Lessee entered into the Lease Agreement [NW 1996 D] relating to the Aircraft, dated as of April 29, 1996, as supplemented by Lease Supplement No. 1 [NW 1996 D] dated April 30, 1996 (the "ORIGINAL LEASE"), whereby, subject to the terms and conditions set forth therein, the Owner Trustee agreed to lease to
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Lessee, and Lessee agreed to lease from such Owner Trustee, the Aircraft commencing on the Delivery Date;

                 WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Trustee and the Indenture Trustee entered into the Trust Indenture and Security Agreement [NW 1996 D], dated as of April 29, 1996, as supplemented by Trust Agreement and Indenture Supplement [NW 1996 D], dated April 30, 1996 (collectively, the "ORIGINAL INDENTURE"), pursuant to which the Owner Trustee issued to the Original Loan Participants secured certificates substantially in the form set forth in Article II thereof (the "ORIGINAL SECURED CERTIFICATES") as evidence of the loan then being made by the Original Loan Participants in participating in the payment of Lessor's Cost;

                 WHEREAS, Lessee, Northwest Airlines Corporation, as Guarantor, the Owner Trustee, State Street Bank and Trust Company, as Pass Through Trustee, the Owner Participant, the Indenture Trustee and State Street Bank and Trust Company of Connecticut, National Association, as Subordination Agent, have entered into the Refunding Agreement [NW 1996 D], dated as of June 3, 1996 (the "REFUNDING AGREEMENT"), providing for a refinancing operation as contemplated by
Section 17 of the Original Participation Agreement;

                 WHEREAS, concurrently with the execution and delivery of this Amendment, the Owner Trustee and the Indenture Trustee have amended and restated the Original Indenture as the Amended and Restated Trust Indenture and Security Agreement [NW 1996 D], dated as of the date hereof (the "INDENTURE"), under which Indenture the Owner Trustee shall issue new secured certificates substantially in the form set forth in Section 2.01 thereof (the "REFINANCING SECURED CERTIFICATES ") in three series;

                 WHEREAS, concurrently with the execution and delivery of the Refunding Agreement, the Owner Trustee and Lessee entered into the First Amendment to Lease Agreement [NW 1996 D], dated as of June 3, 1996 (the "LEASE AMENDMENT NO. 1"; the Original Lease, as amended by the Lease Amendment No. 1, the "LEASE"); and

                 WHEREAS, the Owner Participant and the Owner Trustee wish to amend the Original Trust Agreement as set forth herein to give effect to the transactions contemplated by the Refunding Agreement;

                 NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree that the Original Trust Agreement is amended as follows:

                 SECTION 1. AMENDMENT OF SECTION 11.01 OF THE ORIGINAL TRUST AGREEMENT. Section 11.01 of the Original Trust Agreement is hereby amended by adding the following clause to the end thereof after the word "distributed":
"provided, however, such right is subject to the provisions of Section 10 of the Participation Agreement."

                 SECTION 2. AMENDMENT OF SECTION 11.05(a) OF THE ORIGINAL TRUST AGREEMENT. Section 11.05(a) of the Original Trust Agreement is hereby amended by deleting

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the word "Participation" in clause (A) of the second sentence thereof and substituting therefor the word "Refunding".

                 SECTION 3. DIRECTION. Pursuant to and in conformity with
Section 10.01(a) of the Trust Agreement, the Owner Participant hereby requests the Owner Trustee to execute this Amendment.

                 SECTION 4. RATIFICATION. Except as hereby modified, the Original Trust Agreement shall continue in full force and effect as originally executed. From and after the date of this Amendment, each and every reference in the Trust Agreement, as amended hereby, to "this Agreement", "herein", "hereof" or similar words or phrases referring to the Trust Agreement or any word or phrase referring to a section or provision of the Trust Agreement is deemed for all purposes to be a reference to the Trust Agreement or such section or provision as amended pursuant to this Amendment.

                 SECTION 5. MISCELLANEOUS. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The terms of this Amendment shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns, and the Owner Participant, its successors and, to the extent permitted by Article VIII of the Original Trust Agreement as amended hereby, its assigns. THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

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                 IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        [Owner Participant]

                                        By:
                                           ------------------------------
                                           Name:
                                           Title:

                                        FIRST SECURITY BANK OF UTAH,
                                        NATIONAL ASSOCIATION,

                                        By:
                                           ------------------------------
                                           Name:
                                           Title:

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